As filed with the Securities and Exchange Commission on May 21, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNRISE TELECOM INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0291197
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

302 Enzo Drive, San Jose, California 95138

(Address of Principal Executive Offices)

Sunrise Telecom Incorporated

2000 Stock Plan

2000 Employee Stock Purchase Plan

(Full Title of the Plans)

Paul Ker-Chin Chang

Chief Executive Officer and President

Sunrise Telecom Incorporated

302 Enzo Drive

San Jose, California 95138

(Name and Address of Agent For Service)

(408) 363-8000

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Kirk O. Williams, Esq. General Counsel and Secretary Sunrise Telecom Incorporated 302 Enzo Drive San Jose, California 95138 (408) 360-1944	William Schreiber, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 335-7855

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $.001 per share	200,000 shares (3)	$2.855	$571,000	$72.35

Common Stock, par value $.001 per share	300,000 shares (4)	$2.427	$728,100	$92.25

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. Includes 200,000 and 300,000 shares to be registered under the 2000 Stock Plan and 2000 Employee Stock Purchase Plan, respectively.
(2)	The estimated Proposed Maximum Offering Price Per Share was calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) on the basis of $2.855 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on May 19, 2004. For the 2000 Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under such plan.
(3)	Represents 200,000 shares to be registered under the 2000 Stock Plan. Shares available for issuance under the 2000 Stock Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 8, 2000 (Registration No. 333-43270).
(4)	Represents 300,000 shares to be registered under the 2000 Employee Stock Purchase Plan. Shares available for issuance under the 2000 Employee Stock Purchase Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 8, 2000 (Registration No. 333-43270).

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on August 8, 2000 (Registration No. 333-43270).

Item 8.	Exhibits

Exhibit Number	Name

4.1	2000 Stock Plan (incorporated by reference from Exhibit No. 10.7 to Registrant’s Registration Statement No. 333-32070 on Form S-1/A filed with the SEC on July 10, 2000).

4.2	2000 Employee Stock Purchase Plan (incorporated by reference from Exhibit No. 10.8 to Registrant’s Registration Statement No. 333-32070 on Form S-1/A filed with the SEC on July 10, 2000).

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Fenwick & West LLP is included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is included on signature page of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 21st day of May, 2004.

SUNRISE TELECOM INCORPORATED (Registrant)

By:	/s/ PAUL KER-CHIN CHANG
Paul Ker-Chin Chang President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors of Sunrise Telecom Incorporated a Delaware corporation (the “Company”), hereby constitutes and appoints Paul Ker-Chin Chang and Paul A. Marshall his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in his or her capacity as a director, to execute a Registration Statement or Registration Statements on Form S-8 under the Securities Act of 1933, as amended, relating to 500,000 shares of Common Stock that are issuable under the Sunrise Telecom Incorporated 2000 Stock Plan and 2000 Employee Stock Purchase Plan (the “Plans”) and any and all amendments (including post-effective amendments) to such Registration Statements, and to file such Registration Statements and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, and ratify and confirm all that such attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof, and hereby consents to such registration of the Shares and the issuance thereof pursuant to the terms of the Plan.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL KER-CHIN CHANG Paul Ker-Chin Chang	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 21, 2004

/s/ PAUL A. MARSHALL Paul A. Marshall	Director, Acting Chief Financial Officer (Principal Financial Officer)	May 21, 2004

/s/ SCOTT E. GREEN Scott E. Green	Corporate Controller (Principal Accounting Officer)	May 21, 2004

/s/ ROBERT C. PFEIFFER Robert C. Pfeiffer	Director	May 21, 2004

/s/ PATRICK PENG-KOON ANG Patrick Peng-Koon Ang	Director	May 21, 2004

/s/ HENRY P. HUFF Henry P. Huff	Director	May 21, 2004

/s/ JENNIFER J. WALT Jennifer J. Walt	Director	May 21, 2004

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EXHIBIT INDEX

Exhibit Number	Name

4.1	2000 Stock Plan (incorporated by reference from Exhibit No. 10.7 to Registrant’s Registration Statement No. 333-32070 on Form S-1/A filed with the SEC on July 10, 2000).

4.2	2000 Employee Stock Purchase Plan (incorporated by reference from Exhibit No. 10.8 to Registrant’s Registration Statement No. 333-32070 on Form S-1/A filed with the SEC on July 10, 2000).

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Fenwick & West LLP is included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is included on signature page of this Registration Statement.

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